CARMAX REDUCES SECOND QUARTER EXPECTATIONS

Richmond, Va., August 17, 2004 - CarMax, Inc. (NYSE: KMX) announced today that it is reducing sales and earnings expectations for the second quarter ending August 31, 2004, based on softer than expected sales.

 o CarMax has lowered second quarter comparable store used unit performance expectations to a range of -5% to -7% from the prior range of -5% to 1%.

 o CarMax has revised second quarter earnings expectations to a range of 27 cents to 30 cents per share from the prior range of 30 cents to 35 cents.

"Both sales and earnings were tracking at the lower end of our expected range through July as the volatility we experienced in the first quarter continued," said Austin Ligon, president and chief executive officer. "However, sales in the beginning of August have been substantially slower than anticipated. This slow start has been exacerbated by the effects of Tropical Storm Bonnie and Hurricane Charley, which caused significant disruption to our stores from Florida through the mid-Atlantic from Thursday through Saturday of the past week.

"As a result, we now believe it is likely we will report comp store used unit sales and earnings for the second quarter that are slightly below the low end of our original expectations," said Ligon. "We currently don't believe that we will recover enough of our sales shortfall in the second half of the month to meet the second quarter sales and earnings guidance we issued on June 17." CarMax had expected second quarter comparable store used unit sales performance in the range of -5% to 1% and earnings per share in the range of 30 cents to 35 cents. CarMax now expects second quarter comparable store used unit sales performance in the range of -5% to -7% and earnings per share in the range of 27 cents to 30 cents.

"Even absent the storm effects, evidence continues to be strong that the sales softness is industry-wide," said Ligon. "For the second calendar quarter, the publicly owned franchised dealers all reported soft used vehicle sales trends, with used car unit comps declining by an average of more than 9%, which was substantially lower than our results for the same period. Consequently, we continue to believe the CarMax concept provides significant advantages even in a difficult used car sales environment."



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CarMax, Inc.
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About CarMax
------------

CarMax, a Fortune 500 company, is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 55 used car superstores in 26 markets. CarMax also operates 12 new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended May 31, 2004, the company sold 228,407 used cars, which is 91 percent of the total 250,009 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

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Contacts:

Investors and Financial Media Contacts:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media Contact:
     Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594